Exhibit 21.1
Subsidiaries of the Registrant
The subsidiaries of the Registrant, excluding those which, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as of July 31, 2022, are:

Subsidiary	Jurisdiction
2700 Real Estate Holdings, LLC	Indiana
Airstream, Inc.	Nevada
AirX Intermediate, Inc.	Delaware
Airxcel, Inc.	Kansas
Aqua-Hot Heating Systems, LLC	Colorado
Balder Industries GmbH	Germany
Bassano Pressing	Italy
Bürstner GmbH & Co. KG	Germany
Bürstner S.A.	France
Campendium, Inc.	Delaware
CAN S.r.l.	Italy
Capron GmbH	Germany
Carado GmbH	Germany
Caravaning Customer Connect GmbH	Germany
Cleer Vision Tempered Glass, LLC	Indiana
Cruiser RV, LLC	Indiana
CVW, LLC	Indiana
Dethleffs France S.A.R.L.	France
Dethleffs GmbH & Co. KG	Germany
DICOR Corporation, Inc.	Indiana
DRV, LLC.	Indiana
Elkhart Composites, Inc.	Indiana
Erwin Hymer Center Bad Waldsee GmbH	Germany
Erwin Hymer Group Holdings UK Ltd.	United Kingdom
Erwin Hymer Group Iberica S.L. – 51% economic interest	Spain
Erwin Hymer Group Immobilien GmbH	Germany
Erwin Hymer Group Immobilien Isny GmbH & Co. KG	Germany
Erwin Hymer Group Italia S.p.A.	Italy
Erwin Hymer Group Nederland BV	Netherlands
Erwin Hymer Group Nord AB	Sweden
Erwin Hymer Group Nord ApS	Denmark
Erwin Hymer Group Nowa Sol Sp. zo.o.	Poland
Erwin Hymer Group SE	Germany
Erwin Hymer Group Services GmbH	Germany
Erwin Hymer Group Stuttgart GmbH	Germany
Erwin Hymer Group Suomi OY	Finland
Erwin Hymer Group Sverige AB – 51% economic interest	Sweden
Erwin Hymer Group UK Ltd.	United Kingdom
Etrusco GmbH	Germany

Freya Holdings Ltd.	Bermuda
Goldschmitt techmobil GmbH	Germany
Grundstücksgesellschaft Sassenberg GmbH & Co. KG	Germany
Heartland Recreational Vehicles, LLC	Indiana
Hodur Industries, LLC	Indiana
Hymer GmbH & Co. KG	Germany
Hymer Immobilien GmbH & Co. KG	Germany
Hymer Loisirs S.A.R.L. France	France
Jayco, Inc	Indiana
Keystone RV Company	Delaware
K.Z., Inc.	Indiana
KZRV, L.P.	Indiana
Laika Caravans S.p.a.	Italy
LMC Caravan GmbH & Co. KG	Germany
Luoyang Erwin Hymer – Loncen Caravan Co. LTD – 50% economic interest	China
MCD Innovations, Inc.	Texas
Motorized Real Estate, LLC	Indiana
Movera GmbH	Germany
Niesmann+ Bischoff GmbH	Germany
Odin Industries GmbH	Germany
Postle Operating, LLC	Delaware
Rental Alliance GmbH	Germany
Roadtrippers, LLC	Delaware
RV Friend Network, LLC	Florida
Seal Design, LLC	Indiana
Sif Industries B.V.	Netherlands
Sunlight GmbH	Germany
Temple Operating, LLC	Delaware
TH2connect, LLC dba Roadpass Digital	Delaware
Thor Motor Coach, Inc.	Delaware
Thor Tech, Inc.	Nevada
Thor Wakarusa LLC	Indiana
Tiffin Group, LLC	Indiana
Tiffin Motor Homes, Inc.	Alabama
Towable Holdings, Inc.	Delaware
Tyr Holdings LLC & Co. KG	Germany
United Shade, LLC	Indiana
Vixen Composites, LLC	Indiana
VLRV, LLC	Mississippi